Exhibit 99.1

Belami, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Belami, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Belami, Inc. and Subsidiaries (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of income, stockholder’s equity, and cash flows for each of the two-year periods ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

As discussed in Note 1, the Company recognizes revenue based upon satisfaction of certain performance obligations and has multiple revenue sources. Understanding when the performance obligation has been completed can sometimes require significant judgment.

We tested the Company’s support for all of their material revenue sources and the timing in which the Company completed the related performance obligation, as well as assessing the disclosure for reasonableness.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2023

Houston, TX

April 27, 2023

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Belami, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2022 and 2021

	2022	2021
Assets
Current assets
Cash and cash equivalents	$3,191,794	$6,007,801
Accounts receivable, net of allowance	2,049,669	2,979,938
Inventory	1,994,913	917,118
Deferred cost of goods sold	1,308,183	1,531,924
Prepaid expenses and other current assets	2,444,321	998,489
Total current assets	10,988,880	12,435,270
Property and equipment, net	388,847	572,039
Website development costs, net	171,959	60,000
Right-of-use asset, net	640,218	966,053
Intangible asset, net	449,986	490,739
Other assets	39,324	39,324
Total assets	$12,679,214	$14,563,425

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,711,117	$4,940,694
Accrued expenses	1,871,190	3,403,981
Deferred revenue	1,619,586	1,856,461
Accrued dividends payable	2,500,000	-
Lease liability, current portion	334,501	320,164
Total current liabilities	9,036,394	10,521,300
Lease liability, net of current portion	349,395	683,896
Total liabilities	9,385,789	11,205,196

Stockholders’ equity
Common stock: authorized 10,000,000 shares, 99,998 issued and outstanding as of December 31, 2022 and 2021	10,000	10,000
Retained earnings	3,204,895	3,381,285
Non-controlling interest	78,530	(33,056)
Total stockholders’ equity	3,293,425	3,358,229
Total liabilities and stockholders’ equity	$12,679,214	$14,563,425

See notes to the consolidated financial statements.

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Belami, Inc. and Subsidiaries

Consolidated Statements of Income

For the Years Ended December 31, 2022 and 2021

	2022	2021
Revenue	$88,792,097	$90,841,925
Costs of revenues	58,669,299	61,985,661
Gross profit	30,122,798	28,856,264
General and administrative expenses	25,959,969	25,815,120
Income from operations	4,162,829	3,041,144
Other income (expense)
Paycheck Protection Program loan forgiveness	-	1,049,000
Interest income	31,223	36,267
Interest expense	-	(20,505)
Total other income (expense), net	31,223	1,064,762
Income before income tax expense	4,194,052	4,105,906
Income tax expense	(33,528)	(86,783)
Net income	$4,160,524	$4,019,123
Less: Net income attributable to non-controlling interest	111,586	58,755
Net income attributable to Belami, Inc. and Subsidiaries	$4,048,938	$3,960,368
Net income per share attributable to common stockholders	$40.49	$39.60
Weighted average common shares outstanding	99,998	99,998

See notes to the consolidated financial statements.

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Belami, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholder’s Equity

For the Two Years Ended December 31, 2022

	Common Stock		Retained	Non-Controlling Interest in	Total Stockholders’
	Shares	Amount	Earnings	Subsidiary	Equity
Balance, December 31, 2020	99,998	$10,000	$4,156,742	$(91,811)	$4,074,931
Stockholder distributions	-	-	(4,735,825)	-	(4,735,825)
Net income	-	-	3,960,368	58,755	4,019,123
Balance, December 31, 2021	99,998	$10,000	$3,381,285	$(33,056)	$3,358,229
Stockholder distributions	-	-	(4,225,328)	-	(4,225,328)
Net income	-	-	4,048,938	111,586	4,160,524
Balance, December 31, 2022	99,998	$10,000	$3,204,895	$78,530	$3,293,425

See notes to the consolidated financial statements.

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Belami, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities
Net income	$4,160,524	$4,019,123
Adjustments to net income
Change in allowance for doubtful accounts	1,339	35,749
Depreciation and amortization	230,551	217,699
Non-cash rent expense	5,671	14,558
Paycheck Protection Program loan forgiveness	-	(1,049,900)
Changes in operating assets and liabilities
Accounts receivable	928,930	(41,913)
Other receivables	-	360,646
Inventory	(1,077,795)	327,073
Deferred cost of goods sold	223,741	633,429
Prepaid expenses and other current assets	(1,445,831)	(610,195)
Right-of-use asset	320,164	306,065
Accounts payable	(2,229,578)	(435,093)
Accrued expenses	(1,532,791)	1,438,718
Deferred revenue	(236,875)	(851,297)
Operating lease liability	(320,164)	(306,065)
Net cash used in operating activities	(972,114)	4,058,597

Cash flows from investing activities
Purchases of property and equipment	-	(59,826)
Cash invested in website development	(118,565)	(118,565)
Purchase of Luna BEC, Inc.	-	-
Cash used in investing activities	(118,565)	(118,565)

Cash flows from financing activities
Stockholder distributions paid	(1,725,328)	(4,735,825)
Cash used in financing activities	(1,725,328)	(4,735,825)

Net change in cash and cash equivalents	(3,404,077)	(962,624)

Cash and cash equivalents at the beginning of the year	6,007,801	6,970,425
Cash and cash equivalents at the end of the year	$3,191,794	$6,007,801

Supplemental disclosures:
Cash paid for interest	$-	$20,505

Non-cash transactions:
Dividends declared but not paid	$2,500,000	$-

See notes to the consolidated financial statements.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies

Company Operations

Belami, Inc., a California corporation, is an online retailer and e-commerce service provider specializing in home lighting, ceiling fans, outdoor patio goods, and various home furnishings. The Company’s primary sales activity occurs through Company-owned websites or marketplace partners (Amazon, Wal-mart, E-bay, etc.), with products typically dropped shipped from vendor warehouses.

Basis of Consolidation

The consolidated financial statements include the results of Belami, Inc. and its wholly-owned subsidiaries, BEC CA 1, Inc. and Luna BEC, Inc. The consolidated financial statements also include the results of the Company’s 50% owned subsidiary, Confero Group, LLC. Belami Inc. controls the operations of Confero Group LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue from Contracts with Customers

Revenue is recognized in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers.

The Company recognizes revenue when title and risk of loss has transferred to the customer, and the transaction has been consummated, which is upon delivery of the products. Generally, the Company recognizes revenue upon product delivery.

The Company records reductions to revenue for estimated customer sales returns and replacements. The Company receives rebate and cooperative allowances based on a percentage of annual or quarterly spending from certain vendors. These amounts are reflected as a reduction of direct costs. These reductions are based upon estimates that are determined by historical experience, contractual terms, and current market conditions. The primary factors affecting the Company’s accrual for estimated customer returns include estimated customer return rates as well as the number of units shipped that have a right of return that have not expired as of the consolidated balance sheet date.

Sales through the Company’s distribution channels are primarily made under agreements allowing for limited right of return. The Company has an established selling history for these arrangements and has sufficient data to establish reasonable and reliable estimates of returns for the majority of these sales. The Company defers the recognition of the costs of goods sold for shipped products awaiting revenue recognition until revenue is recognized. As of December 31, 2022 and 2021, the Company had deferred cost of goods sold of $1,308,183 and $1,531,924, respectively.

As of December 31, 2022 and 2021, the Company had deferred revenue of $1,619,586 and $1,856,461, respectively. The Company’s deferred revenues consist of the billed amount of undelivered products at each measurement date.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies (Continued)

Basis of Accounting and Use of Estimates

The accompanying consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United State of America (US GAAP).

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent asset and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid temporary cash investments with original maturities of three months or less are considered to be cash equivalents.

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

Accounts Receivable and the Allowances for Doubtful Accounts and Sales Returns

Accounts receivable are recorded in the period when the right to receive payment or other consideration becomes unconditional. Accounts receivable are recorded at the invoiced amount and do not earn interest. The Company maintains an allowance for doubtful accounts based upon the best estimate of probable credit losses in existing accounts receivable. The Company determines the allowance based upon individual accounts when information indicates the customers may have an inability to meet their financial obligations, as well as historical collection and write-off experience. As of December 31, 2022 and 2021, the Company’s allowance for doubtful accounts was $37,088 and $35,749, respectively. The Company determines an allowance for sales returns based upon historical experience. As of December 31, 2022 and 2021, the Company’s allowance for sales returns was $256,027, and $288,259, respectively and is recorded as an accrued expenses in the accompanying consolidated financial statements.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or net realizable value. Cost consists of the landed cost of the merchandise held for resale and value-added packaging and excludes sales and administrative overhead. The Company periodically reviews the value of items in inventory and provides write-downs of inventory to net realizable value, based on its assessment of market conditions. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, sale, and transportation. Inventory consists of finished goods and are generally held by third parties.

Prepaid Expenses and Other Assets

Prepaid expenses primarily consist of prepaid purchases, insurance, income tax refund receivable, and various other expenses. These amounts are recognized as an expense in the period the related service or benefit is received.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets. Furniture and fixture assets are depreciated over seven years. Technology assets are depreciated over five years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditures for maintenance and repairs are expensed as incurred.

Website Development Costs

The Company periodically incurs direct costs in the development of new websites or functionalities. The Company begins capitalizing these development costs once technological feasibility has been established, and ceases capitalization at the time the product is available for general release. Once the product is available for release, the Company begins amortizing the development costs over a period of 3 years.

As of December 31, 2022 and 2021, the Company had capitalized website development costs of $178,565 and $60,000, respectively, net of accumulated amortization of $6,606 and $0, respectively.

Leases

Management determines if an arrangement is a lease at the inception of the agreement. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liability on the accompanying consolidated balance sheet. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the rate implicit in the lease agreement, when available, or a discount rate based on the information available at the commencement date in determining the present value of lease payments. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. During the years ended December 31, 2022 and 2021, no impairment expense was recognized.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies (Continued)

Intangible Assets

When the Company acquires a business with trademarks, software/database information, domain names, and customer lists, a portion of the purchase price is allocated to intangible assets based upon their estimated fair value at the date of acquisition and amortized over the estimated useful life of 15 years.

The Company performs an assessment of intangible assets when an event or change in circumstance indicates that the carrying amount of an asset might not be recoverable based on undiscounted cash flows. During the years ended December 31, 2022 and 2021, no impairment expense was recognized.

Accrued Dividends

During the year ended December 31, 2022, the Company declared dividends of $2,500,000, which are expected to be paid in 2023.

Stockholder’s Equity

The Company authorized 10,000,000 of no-par value common stock. As of December 31, 2022 and 2021, there were 99,998 shares issued and outstanding. Distributions paid to stockholders amounted to $1,725,328 and $4,735,825 during the years ended December 31, 2022 and 2021, respectively. Additionally, the Company declared a distribution payable to shareholders of $2,500,000 which was unpaid as of December 31, 2022.

Earnings per Share

The following table sets forth the components of the numerator and denominator for the computation of the earnings per share for the years ended December 31, 2022 and 2021:

	2022	2021
Numerator:
Net income attributable to common stockholders	$4,048,938	$3,960,368

Denominator:
Weighted average common shares outstanding	99,998	99,998

Net income per share attributable to common stockholders	$40.49	$39.60

Fair Value of Financial Instruments

Fair value is a market-based measurement, rather than an entity-specific measurement. The objective of a fair value measurement is to estimate the price at which an orderly transaction to sell an asset or transfer a liability would take place between market participants, under market conditions, as of a specific date.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments (Continued)

For some assets and liabilities, observable market transaction or market information might be available, while such information may not be available for other assets and liabilities. FASB ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820-10 defines levels within the hierarchy based on the reliability of inputs as follows:

Level 1)	Valuations based on unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2)	Valuations based on quoted prices for similar assets or liabilities or identical assets or liabilities in less active markets, such as dealer or broker markets.

Level 3)	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable, such as pricing models, discounted cash flow models, and similar techniques not based on market, exchange, dealer, or broker-traded transactions.

When a price for an identical asset or liability is not observable, a reporting entity measures fair value using another valuation technique that maximizes the use of relevant observable inputs and minimizes the use of unobservable inputs. Because fair value is a market-based measurement, it is measured using the assumptions that a market participant would use when pricing the asset or liability, including assumptions about risk. As a result, a reporting entity’s intention to hold an asset or to settle or otherwise fulfill a liability is not relevant when measuring fair value. As of December 31, 2022 and 2021, the Company did not hold any assets at the level one, two, or three level.

Certain financial instruments, including cash and cash equivalents, accounts receivable, other receivables, inventory, prepaid expenses and other current assets, other assets, accounts payable, accrued expenses, and deferred revenue are carried at cost, which management believes approximates fair value based on the short-term nature of the instrument.

Acquisition of Luna BEC, Inc.

During the year ended December 31, 2021, the Company acquired the assets of Luna BEC Inc. The Company acquired the assets (tradenames and domain names) for a total purchase price of $165,570.

Advertising Costs

The Company expenses advertising costs as they are incurred. Marketing and advertising expense for the years ended December 31, 2022 and 2021, was $10,843,486 and $10,447,561, respectively, which are included in general and administrative expenses in the accompanying consolidated statements of income.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company’s earnings are passed through to its stockholders, who are taxed at the individual stockholder level. The Company does pay a nominal tax on those earnings that are attributable to the State of California.

The Company’s tax returns are subject to examination by federal and California tax jurisdictions. There are no examinations currently in progress. The Company is generally no longer subject to examination by the U.S. federal tax authorities for years prior to 2018, and by California tax authorities for years prior to 2017.

Note 2:	Deferred Cost of Goods Sold

Deferred cost of goods sold consists of cost associated with deferred revenues and includes the cost of undelivered finished goods and other related costs. Deferred cost of goods sold amounted to $1,308,183 and $1,531,924 at December 31, 2022 and 2021, respectively. Such deferred costs are recognized upon delivery of the goods ordered by customers.

Note 3:	Prepaid Expenses and Other Assets

Prepaid expenses and other assets includes consideration receivable from vendors with no rights to offset amounting to $1,669,978 and $ 613,632 as of December 31, 2022 and 2021, respectively. It also includes prepaid purchases of goods and services of $382,583 and $382,057 as of December 31, 2022 and 2021, respectively. Furthermore, it includes other prepaid expenses of $391,760 and $2,800 as of December 31, 2022 and 2021, respectively.

Note 4:	Property and Equipment

Major classifications of property and equipment as of December 31, 2022 and 2021, were as follows:

	2022	2021
Furniture and fixtures	$238,199	$238,199
Tech, software, and telecom	964,462	964,462
Total property and equipment	1,202,661	1,202,661
Less: Accumulated depreciation	(813,814)	(630,622)
Property and equipment, net	$388,847	$572,039

Depreciation expense for the years ended December 31, 2022 and 2021, was $189,459 and $176,213, respectively.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 5:	Intangible Assets

Identified intangible assets consisted of the following at December 31, 2022 and 2021:

	2022
	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount
Domain names and tradenames	$703,329	(253,343)	449,986

	2021
	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount
Domain names and tradenames	$703,329	(212,590)	490,739

The amortization period is 15 years. Amortization expense related to intangibles was $41,486 and $41,486 for the years ended December 31, 2022 and 2021, respectively. The annual amortization expense for the next five years is $41,000.

Note 6:	Accounts Payable and Accrued Expenses

The Company’s accounts payable as of December 31, 2022 and 2021 consists of trade payables.

The Company’s accrued expenses as of December 31, 2022 and 2021 consists of the following:

	2022	2021
Trades payable	$821,277	$1,643,633
Compensation payable	480,174	894,284
Sales tax payable	313,712	577,805
Allowance for returns	256,027	288,259
Accrued expenses	$1,871,190	$3,403,981

Note 7:	Line of Credit

The Company maintains a $2,000,000 revolving line of credit with a bank. The line bears interest at Prime minus 0.50% (7.00% as of December 31, 2022). The line is secured by substantially all of the Company’s assets and expires in December 2023. During the years ended December 31, 2022 and 2021, the Company did not draw on the line of credit and thus incurred no interest expense. There was no balance outstanding on the line as of December 31, 2022.

Note 8:	Leases

The Company maintains an operating lease for its office space and operating facility. The lease has a remaining term of 23 months, and the Company has used a discount rate of 1.67%.

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Belami, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 8:	Leases (Continued)

Future minimum lease payments under non-cancellable leases were as follows:

For the year ending December 31,
2022	$-	$334,553
2023	343,443	343,443
2024	352,332	352,332
Total operating lease payments	695,775	1,030,328
Less: imputed interest	(11,879)	(26,268)
Total operating lease liability	683,896	1,004,060
Less: operating lease liability, current portion	(334,501)	(320,164)
Operating lease liability, net of current portion	$349,395	$683,896

Note 9:	Paycheck Protection Program Loan

During the year ended December 31, 2020, the Company applied for and received a Small Business Administration Paycheck Protection Program (PPP) loan in the amount of $1,049,000. Under the terms of the program, the loan amount will be forgiven if the loan proceeds are used to pay eligible expenses. During the year ended December 31, 2021, the loan was fully forgiven.

Note 10:	Contingencies and Concentration of Risks

Contingencies

The Company is subject to various claims that arise in the normal course of business. In the opinion of management, the ultimate disposition of such claims will not have a material adverse effect on the financial position or results of operations of the Company.

Concentration of risks

None of the Company’s customers accounted for more than 10% of its revenues during the years ended December 31, 2022 and 2021.

Six third-party payers account for 74% and 79% of the Company’s accounts receivable as of December 31, 2022 and 2021.

The Company markets home furnishings products in the United States and, to a much lesser extent, Canada.

Note 11:	Related Party Transactions

The Company’s three stockholders each own more than a 10% interest in the Company. During the year ended December 31, 2022 and 2021, the Company declared stockholder dividends totaling $4,225,328 and $4,735,825 respectively, of which $2.5 million was unpaid as of December 31, 2022.

Note 12:	Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 27, 2023, the date these consolidated financial statements were available to be issued. Except as disclosed above, management was not aware of any subsequent events requiring additional accrual or disclosure in the accompanying consolidated financial statements, with the exception of the following transaction:

In February 2023, the Company’s stockholders entered into an agreement to sell 100% of the Company’s outstanding stock to a public company in exchange for up to $12 million in cash, and an additional 5.2 million shares of the acquiring entity

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